Exhibit 10.48

AMENDMENT AND CONSENT NO. 2 TO CREDIT AGREEMENT

This Amendment and Consent No. 2 to Credit Agreement (this “Agreement”) dated as of March 12, 2004 is made by and among INTERCEPT, INC., a Georgia corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of September 19, 2003, as amended by Amendment No. 1 dated as of November 7, 2003 (as hereby further amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; the capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a revolving credit facility, including a letter of credit facility and a swing line facility; and

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain additional terms of the Credit Agreement, which the Administrative Agent and the Lenders party hereto are willing to do on the terms and conditions contained in this Agreement; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to the increase in the face amount of a certain Investment and the extension of the maturity date of such Investment; and

WHEREAS, each of the Guarantors wishes to reaffirm its guarantee of all the obligations of the Borrower, including but not limited to the increased amount of the revolving credit facility;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) The definition of “Amendment No. 2” is hereby added to Section 1.01 to read in its entirety as follows:

“ ‘Amendment No.2’ means that certain Amendment No. 2 to Credit Agreement dated as of March             , 2004 among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.”

(b) The definition of “Consolidated EBITDA” is hereby deleted from Section 1.01 in its entirety and replaced with the following:

“ ‘Consolidated EBITDA’ means for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense, (iv) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, and (v) all amounts, not to exceed $8,400,000 in the aggregate, accrued on or before March 1, 2004 by the Borrower for the full and final settlement of (and release from any and all additional liability in connection with) that certain litigation described in parts (1) and (4) of Schedule 5.06, and minus (b) all non-cash items increasing Consolidated Net Income for such period, subject (in connection with the calculation of the Consolidated Leverage Ratio only) to Acquisition Adjustments.”

(c) Section 7.11(a) is hereby deleted in its entirety and replaced with the following:

“(a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (a) $168,363,000, (b) an amount equal to 75% of the Consolidated Net Income earned in each full fiscal quarter ending after December 31, 2003 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 100 % of the aggregate increases in Shareholders’ Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such capital stock or other equity interests.

2. Consent. By their execution hereof, each of the Required Lenders hereby consent to (i) the increase in the amount of not more than $500,000 in the principal amount of that certain Investment consisting of a promissory note executed by Raymond Moyer for the benefit of InterCept Payments Solutions, Inc., dated as of May 24, 2002 (the “Moyer Note”; which note matured on December 31, 2002 and is and will remain in default until modified as permitted hereby) so that the principal amount of the Moyer Note, as increased to include as principal the full amount of unpaid principal and accrued and unpaid interest thereon as of the date of its modification, shall be no greater than $3,000,000, and (ii) the extension of the maturity date of the Moyer Note, so that as extended, the maturity date of the Moyer Note shall be not later than three years from the date of such modification; provided, however, that the consent provided herein is not applicable to any other Investment or modification to or amendment of the Moyer

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Note except as specifically provided herein.

3. Effectiveness; Conditions Precedent. The effectiveness of this Agreement and the amendments to the Credit Agreement provided in Paragraph 1 and the consent provided in Paragraph 2 hereof are all subject to the satisfaction of each the following conditions precedent:

(a) The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i) four (4) original counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Required Lenders, together with all schedules and exhibits thereto duly completed;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of each Loan Party as the Administrative Agent may require; and

(iii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request.

(b) All fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

4. Covenant and Consent. The Borrower covenants that it shall deliver, within [sixty (60) days] after the date hereof, a replacement stock certificate or certificates, including stock power or powers duly executed in blank, for ProImage, Inc., a Georgia corporation, representing the Borrower’s sixty-seven percent (67%) interest in such Subsidiary.

The Borrower acknowledges that (i) the above item was required to be delivered pursuant to the Credit Agreement and the Post Closing Agreement, and (ii) such item was not timely delivered. By their execution hereof, each Lender consents to the extension of time to deliver such item. The Borrower hereby acknowledges and agrees that the failure to provide the item set forth above within the time provided thereof shall constitute a default hereunder and an additional Event of Default under the Credit Agreement for all purposes, and, without limiting the foregoing, all rights, powers, remedies and restrictions, including restrictions on extensions of credit, under the Loan Documents resulting from an Event of Default shall be applicable.

5. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments and other matters set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments, waivers and consents contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

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6. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) The representations and warranties made by the Borrower in Article V of the Credit Agreement and in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b) Since September 19, 2003, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect except as disclosed in Attachment A attached hereto;

(c) The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(d) This Agreement has been duly authorized, executed and delivered by the Borrower and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

8. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed and to be performed entirely within such State.

9. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the

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benefit of the Borrower, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.07 of the Credit Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER: INTERCEPT, INC.

By:	/s/ Scott R. Meyerhoff
Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer, Senior Vice President and Secretary

Amendment No. 1

Signature Page 1

GUARANTORS: INTERCEPT COMMUNICATIONS TECHNOLOGIES, INC.

By:	/s/ SCOTT R. MEYERHOFF

Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer and Secretary

INTERCEPT DATA SERVICES, INC.

By:	/s/ SCOTT R. MEYERHOFF

Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer and Secretary

DPSC ACQUISITION CORP.

By:	/s/ SCOTT R. MEYERHOFF

Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer, Secretary and Treasurer

C-TEQ, INC.

By:	/s/ SCOTT R. MEYERHOFF

Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer and Secretary

ICPT ACQUISITION I, LLC

By:	/s/ SCOTT R. MEYERHOFF

Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer, Senior Vice President and Secretary

INTERCEPT SERVICES, LLC

By:	/s/ Scott R. Meyerhoff

Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer, Secretary and Treasurer

INTERCEPT PAYMENT SOLUTIONS, INC.

By:	/s/ Scott R. Meyerhoff

Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer, Secretary and Treasurer

INTERCEPT TX I, LLC

By:	/s/ Scott R. Meyerhoff

Name:	Scott R. Meyerhoff
Title:	Chief Financial Officer, Secretary and Treasurer

INTERCEPT OUTPUT SOLUTIONS, LP

By:	InterCept TX I, LLC, its general partner
	By:	/s/ Scott R. Meyerhoff
	Name:	Scott R. Meyerhoff
	Title:	Chief Financial Officer, Secretary and Treasurer

INTERCEPT SUPPLY, LP

By:	InterCept TX I, LLC, its general partner
	By:	/s/ Scott R. Meyerhoff
	Name:	Scott R. Meyerhoff
	Title:	Chief Financial Officer, Secretary and Treasurer

INTERNET BILLING COMPANY, LLC

By:	/s/ Scott R. Meyerhoff
Name:	Scott R. Meyerhoff

Title:	Chief Financial Officer, Secretary and Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ KRISTINE THENNES

Name:	Kristine Thennes

Title:	Vice President

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ BRIAN L. MARTIN

Name:	Brian L. Martin

Title:	Vice President

THE BANKERS BANK

By:

Name:

Title:

REGIONS BANK

By:	/s/ STEPHEN H. LEE

Name:	Stephen H. Lee

Title:	Senior Vice President

WASHINGTON MUTUAL BANK

By:	/s/ CHAD A. BROWN

Name:	Chad A. Brown

Title:	Assistant Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ GLEN P. EVANS

Name:	Glen P. Evans

Title:	Senior Vice President